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                                     BY-LAWS                     Exhibit 3.4

                                       OF

                                  TENERA, INC.,

                             a Delaware corporation

                                    ARTICLE I

                                     OFFICES

                  SECTION 1.01. Principal Office. The registered office of the Corporation shall be located in such place as may be provided from time to time in the Certificate of Incorporation.

                  SECTION 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 2.01. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, on such date and at such time as may be determined by the Board of Directors and as shall be designated in the notice of said meeting.

                  SECTION 2.02. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held at any place, within or without the State of Delaware, and may be called by resolution of the Board of Directors, or by the Chairman or the President.

                  SECTION 2.03. Notice and Purpose of Meetings. Written or printed notice of the meeting stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman or the President, or the Secretary to each stockholder of record entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting

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shall be given to each stockholder of record entitled to vote at the meeting.

                  SECTION 2.04. Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be trans- acted which might have been transacted at the meeting as originally notified.

                  SECTION 2.05. Voting Process. If a quorum is present or represented, the affirmative vote of a majority of the shares of stock present or represented at the meeting shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law, by the Certificate of Incorporation or by these By-laws. Each outstanding share of stock having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A shareholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. The term, validity and enforceability of any proxy shall be determined in accordance with the General Corporation Law of the State of Delaware.

                  SECTION 2.06. Written Consent of Stockholders Without a Meeting. Whenever the stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting called for such purpose.

                  SECTION 2.07. List of Stockholders. The Secretary of the Corporation shall prepare and make (or cause to be prepared and made), at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the


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notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any stockholder who is present.

                  SECTION 2.08.     Inspectors of Election.

                           (a) In advance of any meeting of stockholders, the
Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. If such Inspectors are not so appointed or fail or refuse to act, the chairman of any such meeting may (and, upon the demand of any stockholder or stockholder's proxy, shall) make such appointment.

                           (b) The number of Inspectors of Election shall be one
(1) or three (3) as directed by the Chairman of the Board from time to time. If there are three (3) Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all. No such Inspector need be a stockholder of the Corporation.

                           (c) The Inspectors of Election shall determine the
number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; they shall receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close and determine the result; and finally, they shall do such acts as may be proper to conduct the election or vote with fairness to all stockholders. On request, the Inspectors shall make a report in writing to the secretary of the meeting concerning any challenge, questions or other matter as may have been determined by them and shall execute and deliver to such secretary a certificate of any fact found by them.

                                   ARTICLE III

                                    DIRECTORS

                  SECTION 3.01. Powers. The business affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders. The Board of Directors may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation.


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                  SECTION 3.02. Number. The Board of Directors shall consist of such number of directors, not less than three nor more than twelve, as may be determined from time to time by resolution adopted by a vote of three-quarters of the entire Board of Directors.

                  SECTION 3.03. Term of Office. The Board of Directors of the Corporation shall be divided into three classes: Class I, Class II, and Class
III. The number of directors in each class shall be the whole number contained in the quotient obtained by dividing the authorized number of directors by three. If a fraction is also contained in such quotient, then additional directors shall be apportioned as follows: if such fraction is one-third, the additional director shall be a member of Class I; and if such fraction is two-thirds, one of the additional directors shall be a member of Class I and the other shall be a member of Class II. Directors of each class shall serve for a term of three years and until their successors shall have been elected and qualified, except in the event of death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director. The three initial classes of directors shall be comprised as follows:

                           (1) Class I shall be comprised of directors who shall
                  serve until the annual meeting of stockholders in 1996 and until their successors shall have been elected and qualified.

                           (2) Class II shall be comprised of directors who
                  shall serve until the annual meeting of stockholders in 1997 and until their successors shall have been elected and qualified.

                           (3) Class III shall be comprised of directors who
                  shall serve until the annual meeting of stockholders in 1998 and until their successors shall have been elected and qualified.

                  SECTION 3.04.     Vacancies.

                           (a) Vacancies and newly created directorships
resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election of the class for which such director shall have been elected and until a successor is duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                           (b) Whenever the holders of any class or classes of
stock or series thereof are entitled to elect one or more


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directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

                           (c) If, at the time of filling any vacancy or any
newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill such vacancies or newly created directorship, or to replace the directors chosen by the directors then in office.

                  SECTION 3.05. Removal of Directors. Any director may be removed from office only as provided in Article Twelfth of the Certificate of Incorporation.

                  SECTION 3.06. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware, as the Board of Directors may from time to time determine, or as may be designated in the notice of the meeting.

                  SECTION 3.07. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following and at the place of the annual meeting of stockholders and no other notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors. At the first meeting, the directors shall elect a Chairman of the Board from among the directors, who shall hold office until the corresponding meeting of the Board of Directors in the next year and until his/her successor shall have been elected, or until his/her resignation or removal. Any vacancy in such office may be filled for the unexpired portion of the term in the same manner by the Board of Directors at any regular or special meeting.

                  SECTION 3.08. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

                  SECTION 3.09. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or the President or by the number of directors who then legally constitute a quorum. Notice of each special meeting shall, if mailed,


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be addressed to each director at his/her last known address at least four (4)
days prior to the date on which the meeting is to be held; or such notice shall be sent to each director at such address by telegram, telex, or facsimile, or be delivered to him or her personally, not later than one full day before the date on which such meeting is to be held.

                  SECTION 3.10. Notice; Waiver. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  SECTION 3.11. Quorum. One-third of the directors then in office shall constitute a quorum for the transaction of business unless a greater number is required by law, by the Certificate of Incorporation or by these By-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any reconvened meeting following such an adjournment at which a quorum may have been present, any business may be transacted which might have been at the meeting as originally notified.

                  SECTION 3.12. Action Without A Meeting. Any action required or permitted to be taken at a meeting of the directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. In addition, meetings of the Board or any committee thereof may be held by means of conference telephone as permitted by the General Corporation Law of the State of Delaware.

                  SECTION 3.13. Action. Except as otherwise provided by law or in the Certificate of Incorporation or these By-laws, if a quorum is present, the affirmative vote of a majority of the members of the Board of Directors will be required for any action.

                  SECTION 3.14. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at such meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation


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in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                  SECTION 3.15. Qualifications and Election of Directors.

                           (a) All directors of the Corporation shall be natural
persons of full age, but need not be residents of Delaware or the United States or stockholders in the Corporation. Except in the case of vacancies, directors shall be elected by the stockholders. If directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and elected separately.

                           (b) Nominations for election of directors may be made
by any stockholder entitled to vote for the election of directors, provided that written notice (the "Notice") of such shareholder's intent to nominate a director at the meeting is given by the stockholder and received by the Secretary of the Corporation in the manner and within the time specified in this subsection. The Notice shall be delivered to the Secretary of the Corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders, the Notice shall be delivered to the Secretary of the Corporation not later than the earlier of the seventh day following the day on which notice of the meeting was first mailed to the stockholders or the fourth day prior to the meeting. In lieu of delivery to the Secretary of the Corporation, the Notice may be mailed to the Secretary of the Corporation by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of the Corporation. The requirements of this subsection shall not apply to a nomination for directors made to the shareholders by the Board of Directors.

                           (c) The Notice shall be in writing and shall contain
or be accompanied by:

                                    (1) the name and residence of such
                  stockholder;

                                    (2) a representation that the stockholder is
                  a holder of record of the Corporation's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

                                    (3) such information regarding each nominee
                  as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act


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                  of 1934, as amended, (or pursuant to any successor act or
                  regulation) had proxies been solicited with respect to such nominee by the management or Board of Directors of the Corporation;

                                    (4) a description of all arrangements or
                  understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination or nominations are to be made by the stockholder; and

                                    (5) the consent of each nominee to serve as
                  director of the Corporation if so elected.

                           (d) The chairman of the meeting may, if the facts
warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all stockholders of the Corporation for any purpose.

                                   ARTICLE IV

                                   COMMITTEES

                  Section 4.01. Executive Committee. The Board may, by resolution adopted by a majority of the whole Board, designate one or more of its members to constitute members or alternate members of an Executive Committee.

                  Section 4.02. Powers and Authority of Executive Committee. The Executive Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, including, the right to authorize the purchase of stock, except that the Executive Committee shall not have such power or authority in reference to amending the Certificate of Incorporation; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation or authorizing the declaration of a dividend.

                  Section 4.03. Other Committees. The Board may, by resolution adopted by a majority of the whole Board, designate one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the Board as shall be specified in the resolution of the Board designating such committee. A majority of all the members of such committee may determine its action and fix the time and place of its


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meeting, unless the Board shall otherwise provide. The Board shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

                  Section 4.04. Procedure; Meetings; Quorum. Regular meetings of the Executive Committee or any other committee of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of any member thereof. So far as applicable, the provisions of Article III of these By-laws relating to notice, quorum and voting requirements applicable to meetings of the Board shall govern meetings of the Executive Committee or any other committee of the Board. The Executive Committee and each other committee of the Board shall keep written minutes of its proceedings and circulate summaries of such written minutes to the Board before or at the next meeting of the Board.

                                    ARTICLE V

                                    OFFICERS

                  SECTION 5.01. Number. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board or President, or both, a Secretary and a Chief Financial Officer. The Board of Directors may appoint such other officers, assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

                  SECTION 5.02. Compensation. The salaries or other compensation of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that such officer is also a director.

                  SECTION 5.03. Term; Removal; Vacancy. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                  SECTION 5.04. Chairman. The Chairman, if one be elected, or in the absence of the Chairman, the vice chairman of the Board, shall preside at all meetings of the Board of Directors, and shall perform such other duties as may from time to time be assigned by the Board of Directors.


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                  SECTION 5.05. President. The President shall be the chief
executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors in the absence of the Chairman, shall have general supervision over the business of the Corporation and shall see that all directions and resolutions of the Board of Directors are carried into effect.

                  SECTION 5.06. Vice President. The vice presidents shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. If there shall be more than one vice president, the vice presidents shall perform such duties and exercise such powers in the absence or disability of the President, in the order determined by the Board of Directors.

                  SECTION 5.07. Secretary. The Secretary, or an assistant secretary, shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose; shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be; shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have the authority to affix the same to an instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature. In general, the Secretary shall discharge such other duties as may from time to time be assigned by the Board of Directors or the President.

                  SECTION 5.08. Chief Financial Officer. The Chief Financial Officer, or an assistant financial officer, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors; shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as the Chief Financial Officer and of the financial condition of the Corporation. In general, the Chief Financial Officer shall discharge such other duties as may from


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time to time be assigned by the Board of Directors or the President.

                                   ARTICLE VI

                                  CAPITAL STOCK

                  SECTION 6.01. Form. The shares of the capital stock of the Corporation shall be represented by certificates in such form as shall be approved by the Board of Directors and shall be signed by the Chairman, the President or a vice president, and by the Chief Financial Officer or an assistant financial officer or the Secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all signatures upon the stock certificates of the Corporation may be a facsimile.

                  SECTION 6.02. Lost and Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                  SECTION 6.03. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

                  SECTION 6.04. Stock Ledgers. Original or duplicate stock ledgers, containing the names and addresses of the record stockholders of the Corporation, and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar. The Secretary, or his/her designee, shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not


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so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 6.05. Record Dates. The Board of Directors shall fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than sixty (60) days, and in the case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

                                   ARTICLE VII

                                 INDEMNIFICATION

                  SECTION 7.01. Indemnification of Authorized Representatives in Third Party Proceedings. The Corporation shall indemnify, subject to the requirements of Section 7.04 of this Article, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or


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proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  SECTION 7.02. Indemnification of Authorized Representatives in Corporate Proceedings. The Corporation shall indemnify, subject to the requirements of Section 7.04 of this Article, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

                  SECTION 7.03. Mandatory Indemnification of Authorized Representatives. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.01 and 7.02 of this Article, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  SECTION 7.04. Determination of Entitlement to Indemnification. Any indemnification under Sections 7.01 and 7.02 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.01 and 7.02 of this Article. Such determination shall be made

                           (1) by the Board of Directors by a majority vote of a
                  quorum consisting of directors who were not parties to such action, suit or proceeding, or


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                           (2) if such a quorum is not obtainable, or, even if
                  obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                           (3) by the stockholders.

                  SECTION 7.05. Advancing Expenses. Expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  SECTION 7.06. Scope of Article. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall they be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office.

                  SECTION 7.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

                  SECTION 7.08.     Definitions.

                           (a) For the purposes of this Article, references to
"the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is


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
or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                  (b) For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                  SECTION 7.09. Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified by the Board of Directors, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs executors and administrators of such a person.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  SECTION 8.01. Fiscal Year. The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board of Directors.

                  SECTION 8.02. Dividends. Subject to the restrictions contained in the General Corporate Law of the State of Delaware and any restrictions contained in the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation.

                  SECTION 8.03. Contracts. Except as otherwise provided in these By-laws, the Board of Directors may authorize any officer or officers including the Chairman and Vice Chairman of the Board of Directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation and such authority may be general or confined to specific instances.

                  SECTION 8.04. Corporate Seal. The Corporation shall have a corporate seal, which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                  SECTION 8.05. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

                  SECTION 8.06. Corporate Records.

                           (a) Examination by Stockholders. Every stockholder
shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, list of stockholders, books or records of account, and records of the proceedings of the stockholders and directors of the Corporation, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the Corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) that the stockholder has complied with the provisions of this Section respecting the form and manner of making demand for inspection of such documents; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the Corporation and has complied with the provisions of this Section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the Corporation to establish that the inspection sought is for an improper purpose.

                           (b) Examination by Directors. Any director shall have
the right to examine the Corporation's stock ledger, a list of shareholders and its other books and records for a purpose reasonably related to the person's position as a director.

                  SECTION 8.07. Amendments. Except for Sections 2.02, 2.06, 3.03, 3.04, 3.05, 3.15, and this Section 8.07 which may be


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
modified or repealed only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all outstanding shares of stock entitled to vote, these By-laws may be altered, amended, supplemented or repealed or new By-laws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by a resolution adopted by a majority of the whole Board of Directors at any regular or special meeting of the board. The stockholders shall have authority to change or repeal any By-laws adopted by the directors.


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